CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 58 to Registration Statement No. 33-14190 on Form N-1A of our reports dated June 23, 2016, relating to the financial statements and financial highlights of Funds For Institutions Series (the “Trust”), comprised of BlackRock Premier Government Institutional Fund, BlackRock Treasury Strategies Institutional Fund (formerly BlackRock Government Institutional Fund), BlackRock Select Treasury Strategies Institutional Fund (formerly BlackRock Select Government Institutional Fund), FFI Government Fund and FFI Treasury Fund, each a separate series of the Trust; and relating to the financial statements and financial highlights of Master Institutional Money Market LLC, comprised of Master Premier Government Institutional Portfolio and Master Treasury Strategies Institutional Portfolio (formerly Master Government Institutional Portfolio) appearing in the Annual Report on Form N-CSR of the Trust for the year ended April 30, 2016. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 26, 2016